UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2025
Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01 Other Events.

As previously disclosed, Entergy Corporation (the “Company”) is a party to the Equity Distribution Sales Agreement, dated January 11, 2021, as amended and supplemented by the First Amendment to Equity Distribution Sales Agreement, dated May 6, 2024 (as so amended and supplemented, the “Sales Agreement”), with BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as sales agents and as forward sellers, and Bank of America, N.A., BNP Paribas, Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”), relating to an at the market equity distribution program relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having an aggregate gross sales price of up to $4,000,000,000. In connection with the Sales Agreement, the Company entered into master forward confirmations executed by and between the Company and certain of the Forward Purchasers on January 11, 2021, and by and between the Company and certain of the Forward Purchasers on May 6, 2024 (each a “Master Forward Confirmation”). Pursuant to the Master Forward Confirmations with each of BNP Paribas, Bank of America, N.A., Mizuho Markets Americas LLC and The Bank of Nova Scotia, between January 2, 2024, and June 27, 2024, the Company entered into six supplemental confirmations, each of which was supplemented by a separate Notice of Calculation Agent Adjustment to Issuer Share Forward Sale Transaction dated December 13, 2024 (collectively, as so supplemented the “Forward Sale Agreements”). See Note 5 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for more information relating to the Forward Sale Agreements.

On May 13, 2025, the Company physically settled all of its obligations under the Forward Sale Agreements by delivering an aggregate of 15,560,474 shares of Common Stock in exchange for total cash proceeds of approximately $806 million. The forward sale prices used to determine the cash proceeds received by the Company under the Forward Sale Agreements were calculated pursuant to the terms of the Forward Sale Agreements. As of May 13, 2025, after the settlement of its obligations under the Forward Sale Agreements, the Company has outstanding forward sale agreements relating to 30,160,621 shares of Common Stock, which if physically settled at May 13, 2025, would result in proceeds to the Company of approximately $2.3 billion.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer

Dated: May 13, 2025